Exhibit 99.1

PRESS RELEASE

Boingo Wireless Prices $175 Million Convertible Senior Notes Due 2023

LOS ANGELES, CA — October 2, 2018 — Boingo Wireless, (NASDAQ: WIFI), the leading DAS and Wi-Fi provider that serves consumers, carriers and advertisers worldwide, today announced that it has priced $175 million aggregate principal amount of its convertible senior notes due 2023 (the “notes”). The notes are being sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. Boingo also granted the initial purchasers of the notes an option to purchase up to an additional $26.25 million aggregate principal amount of the notes, solely to cover over-allotments.  This sale of the notes is expected to close on October 5, 2018, subject to customary closing conditions.

The notes will be senior, unsecured obligations of Boingo, and interest on the notes will be payable semi-annually in cash at a rate of 1.00% per annum on April 1 and October 1 of each year, beginning on April 1, 2019. The notes will mature on October 1, 2023 unless they are redeemed, repurchased or converted prior to such date. Prior to April 1, 2023, the notes will be convertible at the option of holders only during certain periods and upon satisfaction of certain conditions. Thereafter, the notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the notes may be settled in shares of Boingo common stock, cash or a combination of cash and shares of Boingo common stock, at Boingo’s election.

The notes will have an initial conversion rate of 23.6323 shares of common stock per $1,000 principal amount of notes, which will be subject to customary anti-dilution adjustments in certain circumstances.  This represents an initial effective conversion price of approximately $42.31 per share, which represents a premium of approximately 30% to the $32.55 per share closing price of Boingo common stock on October 2, 2018.

Boingo estimates that the net proceeds from the offering will be approximately $169.6 million (or approximately $195.1 million if the initial purchasers exercise in full their over-allotment option) after deducting the initial purchasers’ discount and estimated offering expenses payable by Boingo. Boingo expects to use the net proceeds from the offering of the notes for general corporate purposes, potential acquisitions and strategic transactions, and to pay the cost of the capped call transaction described below. Boingo has no agreements or understandings with respect to any acquisitions or strategic transactions at this time and may not enter into any or consummate any transaction. Boingo may also use a portion of the net proceeds for ongoing repurchases of Common Stock to satisfy tax withholding obligations related to vesting and settlement of restricted stock units (RSUs) and to repay its obligations under its credit facility.

If the initial purchasers exercise their over-allotment option, Boingo intends to use a portion of the net proceeds from the sale of the additional notes to pay the cost of the additional capped call transaction described below and for general corporate purposes.

Boingo may redeem all or any portion of the notes, at its option, on or after October 5, 2021, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, if the last reported sale price of Boingo’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Boingo provides written notice of redemption.

Holders of notes may require Boingo to repurchase their notes upon the occurrence of certain events that constitute a fundamental change under the indenture governing the notes at a fundamental change repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of repurchase. In connection with certain corporate events or if Boingo issues a notice of redemption prior to the maturity date, it will, under certain circumstances, increase the conversion rate for holders who elect to convert their notes in connection with such corporate event or notice of redemption.

In connection with the pricing of the notes, Boingo has entered into a privately negotiated capped call transaction with a financial institution (the “capped call counterparty”). The capped call transaction initially covers, subject to customary anti-dilution adjustments, the number of shares of Boingo common stock that initially underlie the notes, assuming the initial purchasers do not exercise their over-allotment option. The cap price of the capped call transaction is initially $65.10 per share of Boingo’s common stock, representing a premium of 100% above the closing price of $32.55 per share of Boingo’s common stock on October 2, 2018, and is subject to certain adjustments under the terms of the capped call transaction. The capped call transaction is expected generally to reduce potential dilution to Boingo’s common stock upon conversion of the notes and/or offset the potential cash payments that Boingo could be required to make in excess of the principal amount of any converted notes upon conversion thereof, with such reduction and/or offset subject to a cap based on the cap price. If the initial purchasers of the notes exercise their over-allotment option, Boingo may enter into an additional capped call transaction with the capped call counterparty that would initially cover, subject to customary anti-dilution adjustments, the number of shares of Boingo common stock that will initially underlie the additional notes.

In connection with establishing their initial hedge of the capped call transaction, the capped call counterparty has advised Boingo that it and/or its affiliates expect to enter into various derivative transactions with respect to Boingo common stock and/or purchase Boingo common stock concurrently with, or shortly after, the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Boingo common stock or the notes concurrently with, or shortly after, the pricing of the notes.

In addition, the capped call counterparty and/or its affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Boingo common stock and/or purchasing or selling Boingo common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes. This activity could affect the market price of Boingo common stock or the notes, which could affect noteholders’ ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such notes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of Boingo common stock, if any, into which the notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The notes and any shares of common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements relating to the expected closing date of the offering and the intended use of the net proceeds from the offering. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether or not Boingo will consummate the offering, prevailing market conditions, the anticipated use of the net proceeds of the offering, which could change as a result of market conditions or for other reasons, whether or not the capped call transactions will be entered into or become effective, and the impact of general economic, industry or political conditions in the United States or internationally.

Boingo assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Our vast footprint of DAS, Wi-Fi and small cells reaches more than a billion people annually, making Boingo one of the largest providers of indoor wireless networks. You’ll find Boingo connecting people at airports, stadiums, military bases, convention centers, and commercial properties.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo. are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

CONTACTS:

Investor Contact:

Kimberly Orlando

Addo Investor Relations

investors@boingo.com

(310) 829-5400